Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Heritage Oaks Bancorp on Form S-8 of our report dated March 4, 2016 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Heritage Oaks Bancorp for the year ended December 31, 2015.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Sacramento, California
March 10, 2016